UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
May 21, 2015

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	001-09733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The following two proposals were submitted to a vote of the shareholders of Cash America International, Inc. (the “Company”) at its Annual Meeting of Shareholders held on May 21, 2015 (the “Annual Meeting”), and the final voting results for each proposal are set forth below. For additional information on these proposals, please see the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2015 (the “2015 Proxy Statement”).

Proposal 1 – Election of Directors

The seven directors listed below were elected to serve as directors of the Company until its 2016 Annual Meeting of Shareholders, until their successors are elected and qualify or until their earlier death, resignation or removal. The voting results were as follows:

Director Nominees	For	Withheld	Abstentions	Broker Non-Votes

Jack R. Daugherty .......................................	23,174,003	1,234,861	—	—
Daniel E. Berce ............................................	22,597,967	1,810,897	—	—
Daniel R. Feehan ..........................................	21,750,867	2,657,997	—	—
James H. Graves ...........................................	22,485,922	1,922,942	—	—
B. D. Hunter .................................................	23,134,169	1,274,695	—	—
Timothy J. McKibben ...................................	22,045,415	2,363,449	—	—
Alfred M. Micallef .......................................	23,171,765	1,237,099	—	—

Proposal 2– Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory basis, the compensation for the Company’s named executive officers and adopted the resolution related thereto set forth in the 2015 Proxy Statement. The voting results were as follows:

	For	Against	Abstentions	Broker Non-Votes

Advisory Vote to Approve Executive Compensation ..............................................	23,460,322	842,615	105,927	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	May 21, 2015	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary